Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
The Ultimate Software Group, Inc.:

We consent to the incorporation by reference (i) in the registration statements (No. 333-107527 and No. 333-115894) on Forms S-3 of The Ultimate Software Group, Inc. (the Company) and (ii) the registration statements (No. 333-55985, No. 333-91332, No. 333-125076, No. 333-142972, and No. 333-161201) on Forms S-8 of the Company of our reports dated February 29, 2012, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP

February 29, 2012
Miami, Florida
Certified Public Accountants

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